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                                                              EXHIBIT 10(c)(iii)


                 AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT


     THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 28th day of June, 1996 between CROWN CRAFTS, INC., a Georgia corporation (the "Borrower"), and NATIONSBANK, N.A., a national banking association formerly known as NationsBank, National Association (Carolinas) (the "Lender").

                                   WITNESSETH

     WHEREAS, the Borrower and the Lender have entered into a Revolving Credit Agreement dated as of August 25, 1995, as amended, (the "Credit Agreement"), pursuant to which the Lender has made available to the Borrower a revolving credit facility of up to $15,000,000; and

     WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Lender is willing to agree to such amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties do hereby agree as follows:

     1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendment.  Subject to the terms and conditions set forth herein,
Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           7.3 Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than $80,000,000 through the end of the Fiscal Year ended March 31, 1996 and thereafter at all times, the sum of
      (A) the amount of Consolidated Shareholders' Equity required to be maintained pursuant to this Section 7.3 as at the end of the immediately preceding Fiscal Year, plus (B) 50% of Net Income (with no reduction for net losses during any period) for the Fiscal Year of the Borrower ending on such day, plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities, conversion of any debt instruments into equity or other capital investments, less the effect of the Permitted Stock Repurchases subsequent to April 2, 1995.

     3. Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

           (a) The representations and warranties made by Borrower in Article V of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.6(a) of the Credit Agreement shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 6.1 of the Credit Agreement.



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           (b)  There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Lender under Section 6.1(a) of the Credit Agreement, other than changes in the ordinary course of business;

           (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Lender under Section 6.1(a) of the Credit Agreement, have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

           (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

     4. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

     5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     7. Governing Law. This Agreement shall in all respects be governed by the laws and judicial decisions of the State of Georgia.

     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     9. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                           (Signature page follows.)


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer, all as of the day and year first above written.
                                      BORROWER:

                                      CROWN CRAFTS, INC.

                                      By:  /s/ Robert E. Schnelle
                                         ---------------------------
                                      Name:  ROBERT E. SCHNELLE
                                           -------------------------
                                      Title: TREASURER
                                            ------------------------

                                      LENDER:

                                      NATIONSBANK, N.A.

                                      By:  /s/ J. Lance Walton
                                            ------------------------
                                      Name:  J. Lance Walton
                                            ------------------------
                                      Title: Senior Vice President
                                            ------------------------






                            (Signature page 1 of 1)




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